PHILADELPHIA INSURANCE COMPANIES

NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED, EFFECTIVE AS OF JANUARY 1, 2007, WITH
PERFORMANCE-BASED COMPENSATION PROVISIONS)

1. Purpose.

(a) The purpose of the Philadelphia Insurance Companies Nonqualified Employee Stock Purchase Plan, as herein restated (the “Plan”), is to assist Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the “Company”), and its Subsidiaries in recruiting and retaining the employment of employees by offering them a greater stake in the Company’s success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success by providing employees a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through periodic offerings. The Plan is also intended to provide that no Eligible Employees who are Covered Employees shall be entitled to make purchases hereunder unless and until certain performance-based compensation requirements have been satisfied, and shall then only be permitted to make purchases within the limits imposed on purchases by such Covered Employees, all as set forth in the Plan.

(b) The Plan is not intended to comply with the provisions of Section 423 of the Code (as hereinafter defined).

(c) No purchases shall be permitted under the Plan unless and until the Plan has been approved by the Company’s shareholders.

2. Definitions. For purposes of the Plan:

(a) “Agent” means the person or persons appointed by the Board in accordance with Section 3(d).

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and regulations promulgated thereunder.

(d) “Committee” means the committee described in Section 3.

(e) “Covered Employee” means an Eligible Employee who is a “covered employee” as that term is defined in Code Section 162(m); provided, however, that for purposes of Section 23 of the Plan, the Committee shall identify those Eligible Employees who are to be treated as Covered Employees with respect to each performance period established pursuant to Section 23 on or before the date the performance target or targets for such performance period shall have been established. Any Eligible Employee who is a “covered employee” for purposes of Code Section 162(m), but who is not so designated as a Covered Employee for a particular performance period shall be entitled to participate in the Plan on the same terms as any other Eligible Employee.

(f) “Disability” means a condition such that an Eligible Employee retires from employment with the Company or its Subsidiaries and qualifies for disability benefits on account of “total disability” under the applicable provisions of the Company’s long term disability plan then in effect, or, if no such plan is then in effect, “Disability” means a condition such that an Eligible Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(g) “Eligible Employee” means an employee of the Company or a Subsidiary who is described in Section 4.

(h) “Employer” means the Company or a Subsidiary for whom an Eligible Employee is performing services at the time the Eligible Employee becomes a Participant.

(i) “Fair Market Value” on any date means the closing price for Shares as reported on the NASDAQ National Market, or as reported on such other stock exchange, wherever the Shares may be listed, on such date as reported in the Wall Street Journal, or if there is no closing price reported, then Fair Market Value of a Share shall mean the average between the closing bid and asked prices for Shares on such date as reported. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used. If the Committee determines, in its discretion, that such valuation does not accurately reflect the value of the Shares, or if Shares are not publicly traded, the Fair Market Value of a Share shall be determined by the Committee.

(j) “Investment Account” means the account established for a Participant pursuant to Section 8(b) to hold Shares acquired for a Participant pursuant to the Plan.

(k) “NASDAQ” means the National Association of Security Dealers, Inc. Automated Quotations System.

(l) “Offering Period” means each one month period designated at the discretion of the Committee as an Offering Period.

(m) “Participant” means an Eligible Employee who makes an election to participate in the Plan in accordance with Section 5, as well as any former employee to the extent such former employee has any Shares held for his or her benefit in an Investment Account.

(n) “Plan Year” means the 12 month period commencing each September 1 and ending on the subsequent August 31.

(o) “Purchase Date” means the last business day of each Offering Period.

(p) “Purchase Price” means the lesser of 85% of the Fair Market Value of a Share on (i) the first business day of the Offering Period or (ii) the Purchase Date.

(q) “Restricted Period” means the five year period described in Section 6(e).

(r) “Share” or “Shares” means a share or shares of common stock, no par value, of the Company.

(s) “Subscription Agreement” means the agreement, in a form established by the Committee, between the Participant and the Employer pursuant to which the Participant agrees to purchase Shares pursuant to the Plan.

(t) “Subsidiary” means any corporation that, at the time in question, is a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code (any references in the Plan to statutory or regulatory Sections or Rules shall be deemed to include a reference to any successors to such Sections or Rules).

3. Administration of the Plan. The Plan shall be administered by the Company’s compensation committee, or by such other committee or committees as may be designated by the Board, as determined from time to time at the discretion of the Board. The compensation committee of the Company or any other committee designated to administer the Plan by the Board are all referred to herein as the “Committee.” Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. Notwithstanding anything to the contrary in this Section 3, the Committee shall always consist solely of two or more members of the Board who qualify as both (i) “outside directors”, as that term is defined in Code

Section 162(m), and (ii) “non-employee directors,” as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by all of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board of Directors.

(b) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan unless (i) the member of the Committee has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3(b) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(c) Indemnification. Service on the Committee shall constitute, for purposes of rights to indemnification from the Company, service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company’s Articles of Incorporation and/or bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

(d) Agent. The Committee may engage an agent (the “Agent”) to purchase Shares on each Purchase Date and to perform custodial and recordkeeping functions for the Plan, such as holding record title to the Participants’ Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic status reports to such Participants.

(e) Delegation. The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

4. Eligibility. All employees of the Company, and its Subsidiaries, shall be eligible to participate in the Plan as of the first day of an Offering Period, provided each of such employees:

(a) is customarily employed for more than 20 hours per week; and

(b) is customarily employed more than five months per calendar year.

5. Election to Participate.

(a) Initial Subscription Agreements. Each Eligible Employee may become a Participant by filing with the Committee a Subscription Agreement specifying the number of Shares to be purchased during an Offering Period.

(b) Subsequent Subscription Agreements. In order to participate in the Plan for any subsequent Offering Period, an Eligible Employee must file with the Committee a new Subscription Agreement specifying the number of Shares to be purchased during such Offering Period.

(c) The time and manner for filing any Subscription Agreement required under this Section 5 to participate in the Plan, and rules regarding when a Subscription Agreement, once filed, may be revoked, shall be established by the Committee.

6. Conditions and Terms of Purchases of Shares.

(a) The number of Shares that are to be purchased under a Subscription Agreement shall not exceed the limitations established pursuant to Section 7.

(b) Except as otherwise provided in the Plan, any Eligible Employee purchasing Shares under the Plan shall, at the time of such purchase, sign a note to the order of the Company in such form as the Committee may approve, for the Purchase Price of such Shares. The terms of the note shall provide for payment of the Purchase Price by means of equal, regular payroll deductions over a period of 108 months (without interest, except as specified below), commencing as of the first day of the month following the end of the Offering Period; provided however that, in the event the Eligible Employee terminates his or her employment with the Company or a Subsidiary at any time prior to the payment in full of the Purchase Price, the entire remaining amount payable under such note shall become payable in full within 30 days of the date of such termination of employment. In the event such remaining amount is not paid in full within 30 days of such termination of employment, the remaining amount payable shall accrue interest at the lesser of three (3) percentage points over the prime rate as quoted in the Money Rates section of the Wall Street Journal or any successor thereto (of, if such Prime Rate is not so quoted, the prime rate shall be that of any such bank as shall be selected by the Committee), or the highest rate permitted by law. A Participant may pay the outstanding balance due under his or her note with respect to the Purchase Price of Shares under the Plan at any time. If, at any time, an Eligible Employee’s compensation drops below the amount required to make any payments required under the note, or under any subsequent extension of the note, through regular payroll deductions (as a result of a leave of absence or any other reason), such Eligible Employee shall continue to be personally obligated to make the monthly payments required under the note, with such payments to be made directly by the Eligible Employee to the Company. Notwithstanding the foregoing, if any applicable securities law or regulation prohibits the Company from loaning funds to any particular Eligible Employee, such Eligible Employee must pay the purchase price for the Shares issued to such Eligible Employee in full as of the time of the issuance of the Shares.

(c) Until such time as the Purchase Price is paid in full, the Shares purchased under the Plan may not be sold, transferred or otherwise disposed of, and shall be pledged by the Eligible Employee and held by the Company as collateral securing such payment obligation. In the event an Eligible Employee fails to comply with the terms for payment of the Purchase Price set forth above, the Company shall have the right to repurchase that number of Shares as is required to satisfy the outstanding balance due with respect to the Purchase Price (such number of Shares being determined by reference to the Fair Market Value as of the repurchase date, with the repurchase price paid by means of an offset against the Eligible Employee’s obligation to repay the balance due relating to such amounts which are owed under the Note), and the Eligible Employee shall have no further rights with respect to such Shares.

(d) In the alternative, on a termination of employment by an Eligible Employee who has a remaining balance payable with respect to any note for Shares purchased under the Plan, the Company shall have the right to repurchase any Shares that are held in an Investment Account for such Eligible Employee as follows: The Company shall repurchase Shares which have not been held beyond the Restricted Period applicable to such Shares, paying (i) the lesser of the Fair Market Value (determined as of the repurchase date) or the Purchase Price of such Shares, minus (ii) any unpaid balance of the note from the Eligible Employee to the Company issued in connection with the purchase of such Shares. The amount payable by the Company pursuant such repurchase shall be retained as an offset against amounts owed to the Company under the terms of the Eligible Employee’s note. If, after the repurchase of such Shares, any amounts are still owed to the Company under the terms of such note, the Company shall have the further right to repurchase at Fair Market Value (determined as of such repurchase date) Shares which have been held beyond the Restricted Period applicable to such Shares. The amounts payable by the Company pursuant to such repurchase of additional Shares shall also be retained by the Company as an offset against the Eligible Employee’s obligations under the note. Once the Eligible Employee’s payment obligation under the note has been satisfied through such set-offs as described above, certificates for the

Shares remaining in such Eligible Employee’s Investment Account, if any, shall be distributed to such Eligible Employee.

(e) Any Shares purchased pursuant to the Plan shall be restricted for a period of five years, measured from the first day of the relevant Offering Period (the “Restricted Period”). Any attempt to sell, transfer, make subject to any lien, or otherwise dispose of such Shares prior to the end of the Restricted Period (except a transfer on death pursuant to the provisions of Section 13(a)) shall be null and void, and the Company shall have the right to repurchase from such Eligible Employee such Shares by payment to the Eligible Employee of an amount equal to (i) the lesser of the Fair Market Value (determined as of the repurchase date) or the Purchase Price of such Shares minus (ii) any unpaid balance of the note from the Eligible Employee to the Company issued in connection with the purchase of such Shares. All certificates for Shares shall be legended so as to indicate the restrictions on sales of such Shares under the Plan.

(f) Notwithstanding anything to the contrary herein, as a condition to participate in the Plan, each Eligible Employee agrees not to, and shall be prohibited from, filing an election under Section 83(b) of the Code to include in gross income attributable to participation in the Plan. This Section 6(f) shall not be applicable to any Eligible Employee who is an “officer” as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended.

7. Limit on Purchase of Shares. The Committee may set such limitations on the number of Shares available for purchase during any one Offering Period as it determines to be appropriate from time to time, at its sole discretion.

8. Method of Purchase and Investment Accounts.

(a) Exercise of Option for Shares. Except as otherwise provided in the Plan, each Participant having elected to participate in the Plan pursuant to a properly filed Subscription Agreement consistent with the provisions of Section 5 shall be deemed, without any further action, to have exercised on the Purchase Date applicable to such Subscription Agreement, the right to purchase the number of Shares specified in the Subscription Agreement consistent with the terms for such purchase set forth in the Plan.

(b) All Shares so purchased shall, until both the Restricted Period applicable to such Shares has passed and the Participant’s payment obligation for such Shares is satisfied, be held in a separate Investment Account established for each Participant. All Shares held in such Investment Accounts shall be security with respect to the Participant’s payment obligation for such Shares under the terms of such Participant’s Subscription Agreement until payment in full of such obligation.

(c) Dividends or Other Distributions on Shares Held in Investment Accounts. All cash dividends or other distributions paid with respect to Shares at any time the Participant has an unpaid payment obligation for such Shares shall be retained by the Company and treated as additional amounts paid with respect to such payment obligation. Cash dividends or other distributions paid with respect to Shares after the payment obligation for such Shares has been satisfied shall be paid to the Participant.

(d) Adjustment of Shares on Application of Share Limits. If the total number of Shares that would be purchased pursuant to properly filed Subscription Agreements for a particular Offering Period exceeds the number of Shares then available for purchase under the Plan, either as to that Offering Period, or by reason of the limitation on the aggregate number of Shares available under the Plan, then the number of available Shares shall be allocated among the Participants filing Subscription Agreements for such Offering Period pro-rata on the basis of the number of Shares set forth in each such Subscription Agreement. The payment obligation for each such Subscription Agreement shall be deemed modified to take into account the purchase of a number of Shares that is less than the number specified in the Subscription Agreement.

9. Shares Subject to Plan. The aggregate maximum number of Shares that may be issued pursuant to the Plan is six million (6,000,000), subject to adjustment as provided in Section 17 of the Plan. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purpose.

10. Distribution of Certificates. Each Participant shall receive a certificate or certificates for those Shares held in an Investment Account for the benefit of such Participant as soon as practicable following the end of the Restricted Period applicable to such Shares, provided the payment obligation with respect to such Shares has been fully satisfied.

11. Registration of Certificates. Each certificate withdrawn by a Participant may be registered only in the name of the Participant, or, if the Participant so indicated on the Participant’s Subscription Agreement, in the Participant’s name jointly with a member of the Participant’s family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant’s name as tenant in common or as community property with a member of the Participant’s family without right of survivorship.

12. Voting. All Shares held in an Investment Account shall be voted as directed by the record owner thereof.

13. Retirement, Death or Other Termination of Employment.

(a) In the event of a Participant’s termination on account of retirement at any time after reaching the age of 50, death or Disability, the Participant, or in the event of the Participant’s death, the Participant’s beneficiary, if one has been designated, or the Participant’s estate, as the case may be, shall be entitled to the Shares held in the Participant’s Investment Account provided the Participant’s payment obligation with respect to such Shares is satisfied. The Restricted Period shall cease to be applicable to the Shares of a Participant whose termination of employment is described in this Section 13(a). The Participant, or the Participant’s beneficiary or estate, as the case may be, shall be issued a certificate or certificates for such Shares as soon as practicable after the payment obligation is satisfied. Whether a Participant’s termination of employment is by reason of “retirement” shall be determined at the discretion of the Committee.

(b) In the event of a Participant’s termination of employment for any reason other than a termination of employment described in Section 13(a), the Participant shall be entitled to the Shares which have been held beyond the Restricted Period applicable to such Shares, provided the Participant’s payment obligation with respect to such Shares is satisfied. With respect to those Shares for which the Restricted Period has not passed, the Company shall have the right, but not the obligation, to repurchase any such Shares for (i) the lesser of Fair Market Value (determined as of the repurchase date) or the Purchase Price of such Shares minus (ii) any unpaid balance of the note from the Eligible Employee to the Company issued in connection with the purchase of such Shares. If the Company does not so elect to repurchase such Shares, the Participant shall be entitled to such Shares provided the Participant’s payment obligation with respect to such Shares is satisfied. The Participant shall be issued a certificate or certificates for any Shares to which the Participant is entitled as soon as practicable after the payment obligation is satisfied.

(c) In the event the Participant, or the Participant’s beneficiary or estate, as the case may be, fails to satisfy the remaining payment obligation with respect to any Shares, such payment obligation shall be satisfied by the Company by means of the repurchase of Shares held in the Participant’s Investment Account consistent with the provisions for repurchase of Shares set forth in Section 6(d) above, provided, however, that in the case of a repurchase of Shares following the retirement, death or Disability of a Participant, all such repurchases shall be at Fair Market Value (determined as of the repurchase date).

14. Rights Not Transferable. Except as permitted under Section 13, rights under the Plan are not transferable by a Participant and are exercisable during the Participant’s lifetime only by the Participant.

15. No Right to Continued Employment. Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of such Participant.

16. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose.

17. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or split of outstanding Shares, or the payment of a stock dividend, the Share limits set forth in Sections 9 and 23 shall be adjusted proportionately, and such other adjustments (including adjustments to the determination of the purchase price) shall be made as may be deemed equitable by the Committee.

18. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend the Plan in such manner as it may deem advisable; provided, however, that any amendment which (i) increases the maximum number of shares available for purchase under the Plan, which materially increases the benefits accruing to employees under the Plan, or which expands the classes of individuals who are eligible to participate in the Plan or require approval of the Company’s shareholders under the applicable rules of NASDAQ or such other stock exchange in which the Shares are listed, shall not be effective except on the approval of the Company’s shareholders. Notwithstanding anything to the contrary herein, any amendment to Section 23 shall be subject to approval of the Company’s shareholders except to the extent that such amendment is determined will, if made without shareholder approval, not cause income attributable to participation in the Plan pursuant to Section 23 to fail to qualify as performance-based compensation for purposes of Code Section 162(m).

19. Termination of the Plan. The Plan and all rights of Eligible Employees under any offering hereunder shall terminate at such time as the Board of Directors, at its discretion, determines to terminate the Plan. Upon termination of this Plan, any Shares held in Investment Accounts for Participants shall be carried forward into the Participant’s Investment Account under a successor plan, if any, or, if there is no successor plan, certificates for such Shares shall be forwarded to the Participant upon satisfaction of all payment obligations for such Shares and the expiration of the applicable Restricted Period relating to such Shares.

20. Governmental Regulations.

(a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Share certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

(b) The Company (or a Subsidiary) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

21. Section 16 Restrictions for Officers and Directors. Notwithstanding any other provision of the Plan, each officer (for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and director of the Company shall be subject to such restrictions as are required so that transactions under the Plan by such officer or director shall be exempt from Section 16(b) of the Exchange Act.

22. Repurchase of Shares. The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

23. Special Performance-Based Compensation Provisions. Notwithstanding anything to the contrary set forth in the Plan, the provisions of this Section 23 shall be applicable to and shall limit the participation in the Plan by each Participant who is or who is determined by the Committee to be reasonably likely to be treated as a Covered Employee for the taxable year of the Company that includes any Purchase Date hereunder.

(a) No Covered Employee shall be eligible to purchase more than one million (1,000,000) Shares during any one taxable year of the Company, subject to adjustment as set forth in Section 17 of the Plan.

(b) A Covered Employee shall only be eligible to purchase Shares on Purchase Dates occurring during the twelve month period following the end of a performance period and, then only if all of the following requirements are satisfied:

(i) The Committee shall establish a performance period, consisting of a period of not more than one year;

(ii) The Committee shall have established one or more performance targets applicable to such performance period, which performance targets shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units and shall not necessarily require the Covered Employee to meet the specified performance targets himself or herself): stock price, market share, gross sales, gross revenue, net revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variation or combination of the preceding business criteria; and, provided further, that such performance target or targets shall have been established during the first 90 days from the beginning of such performance period, or during the first twenty-five percent (25%) of such performance period, whichever is the shorter period;

(iii) The Committee shall have certified in writing that the performance target or targets applicable to such performance period have been met (such written certification may be in any form which meets the requirements of Section 162(m) of the Code);

(iv) The Plan, as restated herein, shall have been appropriately disclosed to and approved by the Company’s shareholders in a manner consistent with the shareholder approval requirements applicable to the performance-based compensation exception to the Code Section 162(m) limitations on deductibility of certain compensation paid to Covered Employees; and

(v) Any other requirements for the treatment of income recognized by reason of a purchase of Shares on such Purchase Date as “performance-based compensation,” as that term is defined in Code Section 162(m), are determined by the Committee to have been satisfied.